                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                -----------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                               GALILEO CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                                        04-2526583
(State or other jurisdiction                (I.R.S. Employer Identification No.)
     of incorporation)


GALILEO PARK, P. O. BOX 550, STURBRIDGE, MASSACHUSETTS                 01566
     (Address of Principal Executive Offices)                       (Zip Code)

                                ----------------

                             1991 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 JOSEF W. ROKUS
                      VICE PRESIDENT, CORPORATE DEVELOPMENT
                               GALILEO CORPORATION
                           P. O. BOX 550, GALILEO PARK
                         STURBRIDGE, MASSACHUSETTS 01566
                     (Name and Address of Agent For Service)

                                 (508) 347-9191
          (Telephone Number, Including Area Code of Agent For Service)

                                 ---------------

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------

Title of Securities    Amount To Be      Proposed          Proposed Maximum        Amount Of
 To Be Registered       Registered    Maximum Offering    Aggregate Offering    Registration Fee
                                     Price per Share (1)      Price (1)
-------------------------------------------------------------------------------------------------
 Common Stock,
$0.01 par value          200,000              $10.875         $2,175,000            $642
-------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) based upon the average of the high and low sale prices on March 13, 1998 as reported by the Nasdaq National Market.

(2) This Registration Statement registers 200,000 shares of Common Stock under the 1991 Stock Option Plan. An aggregate of 550,000 shares of Common Stock has previously been registered under such plan (SEC File Nos. 33-47589 and 333-23347).


--------------------------------------------------------------------------------

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in the documents sent or given to participants in the 1991 Stock Option Plan of Galileo Corporation (the "Registrant") pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

STATEMENT REGARDING INCORPORATION BY REFERENCE FROM EFFECTIVE REGISTRATION STATEMENT

     This Registration Statement covers additional securities of the same class as the securities of the Registrant registered on Form S-8 (File No. 33-47589 and File No. 333-23347) filed with the Securities and Exchange Commission on May 1, 1992 and March 14, 1997, respectively, the contents of which are hereby incorporated by reference, relating to the Registrant's 1991 Stock Option Plan.

ITEM 8.  EXHIBITS.

     See Exhibits Index at page 5.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Sturbridge, Commonwealth of Massachusetts, on this 20th day of March, 1998.


                                       GALILEO CORPORATION


                                       By: /s/ Gregory Riedel
                                           -----------------------------------
                                           Gregory Riedel
                                           Vice President, Finance



                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Galileo Corporation hereby severally constitute and appoint William T. Hanley and Gregory Riedel, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 including any post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

     SIGNATURE                  TITLE                              DATE
     ---------                  -----                              ----


/s/ William T. Hanley      President, Chief Executive Officer   March 20, 1998
-------------------------  and Director (Principal Executive
William T. Hanley          Officer)

/s/ Gregory Riedel         Vice President, Finance              March 20, 1998
-------------------------  (Principal Financial and
Gregory Riedel             Accounting Officer)


/s/ William T. Burgin      Director                             March 20, 1998
-------------------------
William T. Burgin


/s/ Allen E. Busching      Director                             March 20, 1998
-------------------------
Allen E. Busching


/s/ Kenneth W. Draeger     Director                             March 20, 1998
-------------------------
Kenneth W. Draeger


/s/ Robert D. Happ         Director                             March 20, 1998
-------------------------
Robert D. Happ


/s/ Mark C. Rogers         Director                             March 20, 1998
-------------------------
Mark C. Rogers

                                 EXHIBITS INDEX



EXHIBIT NUMBER                     DESCRIPTION
--------------                     -----------

       4.1 Restated Certificate of Incorporation of the Registrant and amendments thereto. Filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-2 (File No. 33-13752) are incorporated herein by reference.

       4.2         Amended and Restated Bylaws of the Registrant. Filed as
                   Exhibit 4.2 to the Registrant's Registration Statement on Form S-2 (File No. 33-13752) and incorporated herein by reference.

       4.3         Specimen certificate of the Registrant's Common Stock.
                   Filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-2 (File No. 33-13752) and incorporated herein by reference.

       5.1 Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder. Filed herewith.

       23.1        Consent of Ernst & Young LLP, independent auditors.
                   Filed herewith.

       23.2 Consent of Palmer & Dodge LLP (contained in Exhibit 5.1). Filed herewith.

       24.1 Power of Attorney (set forth on the signature page to this Registration Statement).